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Exhibit 99.3

        THE HERTZ CORPORATION

OFFER TO EXCHANGE
$250,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 4.250% SENIOR NOTES DUE 2018,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ANY AND ALL OUTSTANDING 4.250% SENIOR NOTES DUE 2018 ISSUED ON MARCH 28, 2013

PURSUANT TO THE PROSPECTUS DATED
                        , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 2013 (as the same may be amended or supplemented from time to time, the "Prospectus"), of The Hertz Corporation, a Delaware corporation (the "Company"), and certain subsidiaries of the Company (the "Guarantors"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), relating to the Company's offer to exchange (the "Exchange Offer") up to $250,000,000 in aggregate principal amount of its 4.250% Senior Notes due 2018 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 4.250% Senior Notes due 2018 issued on March 28, 2013 (the "Outstanding Notes"), in integral multiples of $2,000 and multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        The terms of the Exchange Notes are identical in all material respects (including interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, will be registered under the Securities Act, will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number from the Outstanding Notes and will not entitle their holders to registration rights. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes in exchange for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the Old Guarantees for the New Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees.

        Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange any and all Outstanding Notes validly tendered (and not validly withdrawn) according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the exchange and registration rights agreement, dated as of March 28, 2013, by and among the Company, the Guarantors named therein and the representative of the initial purchasers of the Outstanding Notes named therein, relating to the Outstanding Notes.

        The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the "Instructions to Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below and in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

 INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus, dated                        , 2013 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal") relating to the offer by The Hertz Corporation (the "Company") and certain subsidiaries of the Company (the "Guarantors") to exchange (the "Exchange Offer") up to $250,000,000 in aggregate principal amount of its 4.250% Senior Notes due 2018 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 4.250% Senior Notes due 2018 issued on March 28, 2013 (the "Outstanding Notes"), in integral multiples of $2,000 and multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Principal Amount of Outstanding Notes Held for Account Holder(s)	Principal Amount of Outstanding Notes to Be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is acquiring the Exchange Notes in the ordinary course of business, (ii) has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes or the Outstanding Notes (within the meaning of the Securities Act), (iii) is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company or the Guarantors, (iv) if not a broker-dealer, is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if a broker-dealer, will receive the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes, and (vi) is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If a holder of the Outstanding Notes (i) is not acquiring the Exchange Notes in the ordinary course of business, (ii) has an arrangement or understanding with any person to participate in a distribution of the Exchange Notes or the Outstanding Notes (within the meaning of the Securities Act), (iii) is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company or the Guarantors, (iv) is not a broker-dealer and is engaged in, or intends to engage in, the distribution of the Exchange Notes, (v) is a broker-dealer and will not receive the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities or will not deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes, or (vi) is acting on behalf of any person who could not truthfully make the representations in the above paragraph, then such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

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Date:
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Taxpayer Identification Number or Social Security Number:
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  Exhibit 99.3
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER